UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006.
AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51728 (Commission File Number)	43-1481791 (IRS Employer Identification No.)

100 Clark Street St. Charles, Missouri (Address of principal executive offices)	63301 (Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Press Release - Agreement to Manufacture 1,000 Tank Cars
Press Release - Completion of the Purchase of Custom Steel Inc.
Press Release - Marmaduke Tank Railcar Production Facility Suffered Storm Damage

Item 1.01 Entry into a Material Definitive Agreement.
On March 31, 2006, American Railcar Industries, Inc. (“ARI” or the “Company”) signed an agreement with American Railcar Leasing LLC (“ARL”) for ARI to manufacture and ARL to purchase 1,000 tank railcars in 2007. When it entered into this agreement, the Company planned to produce these tank railcars with new manufacturing capacity that the Company expected to have available beginning in January, 2007. The agreement also includes options for ARL to purchase up to an additional 300 covered hopper railcars in 2007, should additional capacity become available, and 1,000 tank railcars and 400 covered hopper railcars in 2008. No assessment has yet been made as to what, if any, impact the recent storm damage to the Company’s tank railcar manufacturing facility in Marmaduke, Arkansas, discussed below in Item 8.01(b), might have on this contract.
On April 3, 2006, the Company issued a press release announcing its entry into the agreement with ARL. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.
ARL is controlled by Carl C. Icahn, ARI’s principal beneficial stockholder and the chairman of ARI’s board of directors. ARI’s agreement with ARL was the product of arm’s length negotiations and was unanimously approved by the independent directors of ARI’s audit committee.
Item 8.01 Other Events.
(a)	On March 31, 2006, the Company completed its previously announced purchase of the stock of Custom Steel, Inc., a subsidiary of Steel Technologies, Inc. Custom Steel operates a facility located adjacent to ARI’s component manufacturing facility in Kennett, Missouri that produces value-added fabricated parts that primarily support ARI’s railcar manufacturing operations. The purchase price was approximately $13 million plus approximately $5 million for inventories. On April 3, 2006, ARI issued a press release announcing the completion of the Custom Steel acquisition. A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated herein in its entirety by reference.

(b)	On April 3, 2006, ARI issued a press release announcing that tornadoes and hail damaged portions of the Company’s tank car production facility and railcar inventory in Marmaduke, Arkansas. No employee injuries have been reported. The Marmaduke facility is currently shut down, while the Company assesses the extent of the damage. The Company expects that production at this facility will be delayed for a period of time. The Company carries both casualty and property insurance for its facilities and inventory, as well as business interruption insurance, and is reviewing the extent and scope of this coverage with its insurance carriers. The Company’s other manufacturing facilities at Paragould, Arkansas and Kennett, Missouri did not suffer any damage from these storms. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
Exhibit 99.1	Press release dated April 3, 2006 of American Railcar Industries, Inc. announcing an agreement to manufacture 1,000 tank cars for American Railcar Leasing LLC.

Exhibit 99.2	Press release dated April 3, 2006 of American Railcar Industries, Inc., announcing the completion of the purchase of Custom Steel, Inc. from Steel Technologies.

Exhibit 99.3	Press release dated April 3, 2006 of American Railcar Industries, Inc. announcing that its Marmaduke tank railcar production facility suffered storm damage.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 4, 2006	American Railcar Industries, Inc.
	By:	/s/ William P. Benac
		Name:	William P. Benac
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release dated April 3, 2006 of American Railcar Industries, Inc. announcing an agreement to manufacture 1,000 tank cars for American Railcar Leasing LLC.

Exhibit 99.2	Press release dated April 3, 2006 of American Railcar Industries, Inc., announcing the completion of the purchase of Custom Steel, Inc. from Steel Technologies.

Exhibit 99.3	Press release dated April 3, 2006 of American Railcar Industries, Inc. announcing that its Marmaduke tank railcar production facility suffered storm damage.